Contract for Supply and Use of Natural Gas

User: Beijing Zhong Ran Wei Ye Gas Co., Ltd. (hereinafter referred to as Party A)

Supplier: Tianjin Dagang Oilfield Transportation Co., Ltd. (hereinafter referred to as Party B)

With the purpose to clarify rights and obligations for Party A and Party B in the supply and use of gas, both Parties agree to enter into this Contract through consultation, pursuant to The Contract Law of the People's Republic of China, Administrative Measures on Municipal Gas, Regulations on Safety Management of Municipal Gas, and other relevant laws, rules and regulations.

Article One Location, Type, Purpose and Amount of Gas Consumption

1.	Location: In the North China No.1 Machinery Plant in the eastern part of Qinxian County, Hebei Province and in Zhonggang Shareholding Co.,Ltd on the North Ringroad in Yutian County, Hebei Province.

2.	Type: Compressed Natural Gas (CNG)

3.	Purpose: Gas for industrial production by Party A

4.
Amount: In the first three months since gas supply commences, supply to Qinxian County shall range within five thousand (5000) cubic meters per day; three months after the supply commences, supply to Yutian County shall range within ten thousand (10,000) cubic meters per day. Should major changes appear to the abovementioned monthly gas supply, especially when monthly supply fails to meet the agreed amount, the Parties shall promptly negotiate and sign supplementary agreements.

Article Two Pattern and Quality of Gas Supply

1.	Pattern of Gas Supply

Party B shall supply gas to Party A via vehicle.

2.	Quality of Gas Supply

The quality of natural gas provided by Party B shall meet the standards of CategoryⅡ natural gas set forth in GB17820-1999. Party B shall submit to Party A regular reports on gas composition, and Party A can carry out regular sampling tests. Party A shall use gas source from the CNG mother station at Dagang Oil field.

3.	In order to avoid suspense of gas supply due to emergencies, Party A shall provide a gas storage backup vehicle at each gas supply location.

Article Three Price, Metering and Payment of Gas Consumption

1.	Price

Price: RMB 2.3 (SAY: two point three RMB) per cubic meter for Qinxian County and RMB 2.4 (SAY: two point four RMB) per cubic meter for Yutian County (gas fees, transportation fees and other charges included).

Should the price of natural gas be modified by the government through normal macro price adjustment, the Parties shall negotiate and sign supplementary agreements to adjust the price according to the documents of National Development and Reform Commission and market price; should the price of fuel oil fluctuate over 6%, the price of gas supply shall be adjusted accordingly.

2.	Metering and Payment

2.1	Metering

Metering shall be based on interchange receipts at CNG filling stations. Should any disputes arise, the Parties shall resolve through consultation.

2.2	Payment

Payment shall be made monthly, in the form of deposit. Party A shall pay RMB300,000 (SAY: three hundred thousand RMB) as deposit to Party B in advance. Party B shall verify and deduct due amount according to actual gas consumption. When deposit decreases to less than RMB 50,000 (SAY: fifty thousand RMB), Party B shall inform Party A in writing or by phone calls to promptly make up the deposit amount. When deposit decreases to less than RMB 10,000 (SAY: ten thousand RMB), Party B has the right to unilaterally suspense gas supply, and Party A shall bear its loss due to this conduct. Payment shall be made on the 20th day of each and every month based on the aggregate amount. Party B shall provide VAT invoice and cargo transport invoice.

Article Four Delivery point and Risk Transfer

1.
Delivery point: In the North China No.1 Machinery Plant in the eastern part of Qinxian County, Hebei Province and in Zhonggang Shareholding Co.,Ltd on the North Ringroad in Yutian County, Hebei Province.

2.	When Party B delivers CNG via vehicle to the delivery point, both the ownership of CNG and vehicle risks are transferred to Party A.

Article Five Rights and Obligations of Party B

Supply gas to Party A in accordance with the time, quantity and quality hereby agreed in this Contract.

Article Six Rights and Obligations of Party A

Receive, use CNG and make payment as hereby agreed in this Contract.

Article Seven Liabilities for Breach of Contract

1.	Party A’s Liabilities for Breach of Contract

Should Party A breach any term in this Contract, Party B has the right to terminate this Contract and require Party A to bear liabilities for breach of contract.

2.	Party B’s Liabilities for Breach of Contract

Should Party B fail to supply gas according to the time, quantity and quality agreed in this Contract, Party A has the right to terminate this Contract and require Party B to bear liabilities for breach of contract.

Article Eight Contract Life

The term of cooperation between the two Parties is 5 years. This Contract is valid from January 10, 2007 to January 9, 2008, as presently agreed by the Parties. Contracts shall be made yearly. When cooperation expires, if Party A still needs gas supply from Party B, a separate Supply Contract shall be signed by and between the two Parties.

Article Nine Amendment to the Contract

Should the Parties need to amend the terms of this Contract or handle issues not covered under this Contract, they shall sign supplementary agreements through consultation. Such supplementary agreements shall have the same force and effect as this Contract.

Article Ten Settlement of Disputes

Should any disputes arise from the implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. Should such consultation or mediation fail, the Parties shall file litigation at the People’s Court of the region where this Contract is signed.

Article Eleven Exemption Condition

In any case of Force Majeure event which is unforeseeable, unavoidable or insurmountable, The Party Claiming Force Majeure shall inform the other Party promptly. Both Parties shall minimize losses due to Force Majeure through active measures.

Article Twelve Miscellaneous Provisions

1.	Party B shall provide the following licenses:

1.1	Gas Filling License

1.2	Hazardous Substance Business License

1.3	Hazardous Substance Transport License

1.4	Gas Composition Test Report ( on regular basis)

2.	Any loss due to Force Majure shall be borne respectively by each Party, or be resolved through consultation.

3.	As for any other matters not covered under this Contract, the Parties shall sign supplementary agreements through consultation.

4.	This Contract is executed in four originals, each Party holds two originals. This Contract shall enter into force when duly signed and sealed by the two Parties.

Party A: Beijing Zhong Ran Wei Ye Gas Co., Ltd.
Sealed
Representative:
Signed

Party B: Tianjin Dagang Oilfield Transportation Co., Ltd
Sealed
Representative:
Signed

Date: January 8, 2007
Signatory Location: Dagang Oilfield